UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Plains Exploration & Production Company (“PXP”) issued a press release today announcing that that it has entered into a definitive agreement to acquire from a private company all of its interests in oil and gas producing properties, covering over 60,000 gross acres/55,000 net acres, over 200 producing/productive wells and over 3,000 additional potential drilling locations in the Mesaverde geologic section of the prolific Piceance Basin in Colorado, plus the associated midstream assets including a 25% interest in the Collbran Valley Gathering System. PXP will pay $900 million in cash and issue one million shares of PXP common stock. The transaction is valued at approximately $946 million, based on PXP’s closing price on April 17, 2007. The effective date of the transaction is January 1, 2007.

PXP will host a conference call to discuss this announcement at 10:00 a.m. Central time today. The presentation materials for the call are filed herewith as Exhibit 99.2 and are incorporated herein by reference. The presentation materials will also be posted in the Investor Information section of PXP’s website, http://www.pxp.com for 60 days after the event.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing. PXP does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibit 99.1 – Plains Exploration & Production Company press release dated April 18, 2007.

Exhibit 99.2 – Presentation dated April 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: April 18, 2007	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 99.1 – Plains Exploration & Production Company press release dated April 18, 2007.

Exhibit 99.2 – Presentation dated April 18, 2007.